Exhibit 4.5

CONFIDENTIAL

PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”) is made as of January 24, 2011 by and among Ofer Adler (the “Seller”), the purchasers set forth on the signature pages hereto (each, a “Purchaser” and collectively, the “Purchasers”) and IncrediMail Ltd., an Israeli corporation (the “Company”).

WHEREAS, Seller desires to sell certain of his shares of the Company’s ordinary shares, par value New Israeli Shekels 0.01 per share (the “Ordinary Shares”), to the Purchasers and the Purchasers desire to purchase such shares.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Sections 4(1) and 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), Seller desires to sell and transfer to each Purchaser the number of Ordinary Shares set forth on such Purchaser’s signature page hereto, which such Ordinary Shares were originally issued to the Seller by the Company (the “Shares”) and each Purchaser desires to purchase the Shares from the Seller.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Seller, the Company and the Purchasers hereby agree as follows:

Section 1.            Agreement to Purchase.  Each Purchaser hereby agrees to purchase, and the Seller hereby agrees to sell, the Shares set forth on each such Purchaser’s signature page pursuant to the conditions set forth herein.  The purchase price per Share being sold to the Purchasers hereunder is $6.70 (the “Purchase Price”).

Section 2.             Closing; Delivery.

a.           The closing under this Agreement shall occur upon delivery of executed signature pages to this Agreement and all other documents, instruments and writings required to be delivered pursuant to this Agreement as provided in Sections 2(b) and 2(c) to the offices of Pillsbury Winthrop Shaw Pittman LLP, 1540 Broadway, New York, NY 10036 (the “Closing”) at 10:00 a.m. (eastern time) on such date as the Purchasers  and Seller may agree upon (the “Closing Date”).

b.           Following the execution of this Agreement, (i) the Seller will deliver to the Escrow Agent a Letter of Instruction to the Company’s transfer agent together with the certificate representing the Shares together with all executed stock power and assignment documents which may be relevant in order to effectuate the transfer of the Shares to the Purchasers (the “Transfer Documents”) and (ii) each Purchaser will deliver to the Escrow Agent (as defined in that certain Escrow Agreement, dated as of the date hereof, by and among the Seller and the Escrow Agent (the “Escrow Agreement”)), for deposit and disbursement in accordance with the Escrow Agreement, by wire transfer of immediately available funds to such accounts as designated by the Escrow Agent, a United States dollar amount equal to the product of the Purchase Price multiplied by the number of Shares set forth on such Purchaser’s signature page hereto.

c.           At the Closing, following satisfaction of the terms set forth in Sections 2(b)(i) and 2(b)(ii) of this Agreement, (i) the Escrow Agent will deliver the Transfer Documents to the Company’s transfer agent and the Seller will cause to be delivered to each Purchaser a facsimile copy of the certificate (in each case duly executed and dated by the Company) representing the Shares being purchased by such Purchaser in the name of each such Purchaser (the “Certificate”) and (ii) the Escrow Agent will deliver to the Seller, by wire transfer of immediately available funds to such account as designated by the Seller, a United States dollar amount equal to the product of the Purchase Price multiplied by the aggregate number of Shares sold to Purchasers hereunder (the “Sale Amount”), minus fees payable to Roth Capital Partners, LLC. Seller shall cause each original Certificate to be delivered to each relevant Purchaser or at such Purchaser’s direction, within ten business days following the Closing.

d.           If the Closing shall not have occurred by the fourteenth day following the date hereof, the Seller shall return (or cause the Escrow Agent to return) to each Purchaser such Purchaser’s portion of the Sale Amount.

Section 3.             Representations and Warranties of each Purchaser.  Each Purchaser, severally and not jointly, hereby represents and warrants to the Seller as follows:

a.           Intent.  Such Purchaser is acquiring the Shares as principal for its own account (or for the account of its members) and not with a current view to or for distributing or reselling such Shares, without prejudice, however, to such Purchaser’s right, at all times, to sell or otherwise dispose of all or any part of such Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws.  Nothing contained herein shall be deemed a representation or warranty by any Purchaser to hold the Shares for any period of time.  Such Purchaser is acquiring the Shares hereunder in the ordinary course of its business and does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Shares.

b.           Organization; Authority.  Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. The purchase by each such Purchaser of the Shares hereunder has been duly authorized by all necessary action on the part of such Purchaser.  This Agreement has been duly executed by each such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally.

c.           Purchaser Status.  Such Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act, or is not a “U.S. Person” as such term is defined in Regulation S promulgated under the Securities Act.  Such Purchaser is itself not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

d.           Experience of such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

e.           General Solicitation.  Such Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

f.           Independent Investment Decision.  Such Purchaser has independently evaluated the merits of its decision to purchase the Shares pursuant to this Agreement, and such Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision.  Such Purchaser has not relied on the business or legal advice of Roth Capital Partners, LLC or any of its agents, counsel or affiliates in making its investment decision hereunder, and confirms that none of such persons has made any representations or warranties to Purchaser in connection with the transactions contemplated by this Agreement.

g.           Non-Public Information.  Such Purchaser has made its investment decision based only on public information.  Such Purchaser acknowledges that the Seller may have non-public information (which may or may not be relevant to such Purchaser’s consideration of an investment in the Shares) with respect to the Company which each Purchaser agrees need not be provided to him or her.

h.           Restricted Securities.  Such Purchaser acknowledges that the Shares are “restricted securities” as defined in Rule 144 under the Securities Act.

It is understood that the Certificate(s) shall bear a legend substantially similar to the following:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED, OR OTHERWISE TRANSFERRED, WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.”

Section 4.             Representations and Warranties of the Company.  The Company hereby represents and warrants to each Purchaser as follows:

a.           Authority.  Each of this Agreement and the Registration Rights Agreement (as defined below) has been duly authorized by all necessary corporate action  and has been duly executed by the Company, and when delivered by the Company in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally.

b.           Listing.  The Shares have been listed for trading on the Nasdaq Global Market.

Section 5.             Representations and Warranties of the Seller.  The Seller hereby represents and warrants to each Purchaser as follows:

a.           Power and Authority.  Such Seller has full authority and power to execute and deliver this Agreement and subject in part to the truthfulness of Purchasers’ representations herein, to sell and transfer the Shares to the Purchasers as provided herein.  This Agreement has been duly executed and delivered by such Seller and constitutes the valid and binding obligation of such Seller enforceable against such Seller in accordance with its respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally.

b.           Ownership.  Seller is the sole and exclusive owner, beneficially and of record, of the Shares, free and clear of any lien, encumbrance or pledge and, except for restrictions on transfer imposed by applicable securities laws, has the unconditional right to sell the Shares as contemplated by this Agreement.  At the Closing, upon payment of the Purchase Price, the Purchasers will acquire all right, title and interest in the Shares, free and clear of any lien, encumbrance or pledge other than restrictions on transfer in accordance with applicable securities laws.  Such Seller has held the Shares continuously since the date such Shares were issued by the Company.  Such Seller is not aware of any third party claims with respect to the Shares.  The Shares are not subject to any voting agreement or other voting restrictions.

c.           Solicitation.  At no time did such Seller present or solicit, by means of any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation, in connection with the offer, sale and purchase of the Shares.

d.           No Conflicts.  The execution and delivery of this Agreement and the performance of its respective terms will not, with or without the giving of notice or the passage of time, conflict with, constitute a violation or breach of or result in a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice or consent under (a) any contract, security interest, or other arrangement to which such Seller is a party or by which such Seller or its property is bound or to which any of such Seller’s assets are subject, (b) any order, writ, injunction, award, decree, decision or ruling of any court, arbitrator or governmental or regulatory body against or binding such Seller or its property, or (c) any statute, law, rule or regulation of any jurisdiction to which Seller or its property may be subject.

e.           No Consents.  The Seller is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with his execution, delivery and performance of this Agreement.

f.           Listing.  The Shares have been listed for trading on the Nasdaq Global Market.

g.           SEC Reports; Financial Statements.  To the Seller’s knowledge, the Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  To the Seller’s knowledge, as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  To the Seller’s knowledge, the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  To the Seller’s knowledge, such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

h.           Shell Company Status.  To the Seller’s knowledge, the Company has never been a shell company, as defined by Rule 405 of the Securities Act.

Section 6.             Certain Obligations of the Parties.

a.           Registration.  The Seller covenants and agrees to provide to the Purchasers and the Company any and all documents which may be reasonably required in order to effectuate the transactions contemplated by this Agreement.  The Company will use its reasonable best efforts to prepare and file with the Securities and Exchange Commission a registration statement, including the prospectus, for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act, on Form F-3 (or on such other form appropriate for such purpose) (collectively, the “Registration Statement”) by the 45th day following the Closing Date covering the resale by the Purchasers of the Shares and naming the Purchasers as Selling Stockholders therein.  The Company will use its reasonable best efforts to cause the Registration Statement be declared effective under the Securities Act as soon as possible but, in any event, no later than the 150th day following the Closing Date, and shall use its reasonable best efforts to keep the Registration Statement continuously effective during the entire Effectiveness Period.  For purposes hereof, “Effectiveness Period” shall mean the period commencing on the date on which the Registration Statement is first declared effective by the Securities and Exchange Commission (the “Effective Date”) and ending on the earliest to occur of (a) the second anniversary of such Effective Date, (b) such time as all of the Shares covered by the Registration Statement have been publicly sold by the Purchasers pursuant to the Registration Statement, or (c) such time as all of the Shares covered by the Registration Statement may be sold by the Purchasers without volume restrictions pursuant to Rule 144 of the Securities Act, in each case as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Purchasers.  Each Purchaser covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Shares pursuant to the Registration Statement.  Each Purchaser covenants and agrees that it will comply with federal and state securities laws applicable to it in connection with sales of Shares pursuant to the Registration Statement.  The Company’s and the Purchasers’ rights and obligations with respect to the registration of the Shares shall be further governed pursuant to a Registration Rights Agreement in the form of Exhibit A (the “Registration Rights Agreement”) to be entered into on the date hereof between the Company and each Purchaser. In the event that no Registration Statement with respect to the Shares is effective by the 170th day following the Closing Date, the Company shall take all reasonable action, at its expense, necessary to have the legend removed from the Certificates representing such Shares no later than the 180th day following the Closing Date.

b.           Removal of Legends. The legend set forth in Section 3 h above shall be removed and the Company shall issue a certificate without such legend or any other legend to the holder of the applicable Shares upon which it is stamped: (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Shares pursuant to Rule 144, or (iii) if such Shares are eligible for sale under Rule 144 without volume limitations, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).  The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly if required by the Company’s transfer agent to effect the removal of the legend hereunder.

Section 7.             Conditions Precedent to the Obligation of the Seller to Sell the Shares on the Closing Date.  The obligation hereunder of the Seller to sell the Shares to the Purchasers is subject to the satisfaction or waiver, on or before the Closing, of each of the conditions set forth below.

a.           This Agreement shall have been executed by the Purchasers and the Company and delivered to the Seller;

b.           The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date;

c.           No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement; and

d.           The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them at or prior to the Closing.

Section 8.              Conditions Precedent to the Obligation of each Purchaser to Purchase the Shares on the Closing Date.  The obligation hereunder of each Purchaser to purchase the Shares from the Seller is subject to the satisfaction or waiver, on or before the Closing, of each of the conditions set forth below.

a.           This Agreement and the Registration Rights Agreement shall have been executed by the Seller and the Company and delivered to each Purchaser;

b.           The representations and warranties of the Seller and the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date;

c.           No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement; and

d.           The Seller and the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

Section 9.             Indemnification.

a.           The Seller hereby agrees to indemnify and hold harmless each Purchaser and its respective officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, damages, liabilities and expenses incurred by each such person insofar as such losses, claims, demands, liabilities and expenses arise out of or are based upon any breach of any representation, warranty or agreement made by the Seller in this Agreement; provided, however, in no event shall the maximum aggregate liability of the Seller to each Purchaser pursuant to this Section 9 be in excess of the amount of funds received by the Seller from such Purchaser hereunder.

b.           The Seller hereby agrees to indemnify and hold harmless the Company and its respective officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, damages, liabilities and expenses incurred by each such person insofar as such losses, claims, demands, liabilities and expenses arise out of or are based upon (i) any breach of any representation, warranty or agreement made by the Seller in this Agreement; (ii) any violation or alleged violation by the Seller of the Securities Act, the Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of her obligations under this Agreement; or (iii) any untrue or alleged untrue statement of a material fact made by the Seller in the Registration Statement or in any amendment or supplement thereto, or arising out of or relating to any of the Seller’s omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, in no event shall the maximum aggregate liability of the Seller to the Company pursuant to this Section 9 be in excess of the Sale Amount.

c.           Each Purchaser, severally and not jointly, hereby agrees to indemnify and hold harmless the Seller and its agents and attorneys against any and all losses, claims, damages, liabilities and expenses incurred by each such person insofar as such losses, claims, demands, liabilities and expenses arise out of or are based upon any breach of any representation, warranty or agreement made by such Purchaser in this Agreement; provided, however, in no event shall the maximum aggregate liability of such Purchaser to the Seller pursuant to this Section 9 be in excess of the product of the Purchase Price multiplied by the aggregate number of Shares to be purchased by such Purchaser hereunder.

Section 10.           Entire Agreement.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.  This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written instrument signed by the parties hereto.

Section 11.          Governing Law.  This Agreement shall be governed and interpreted in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (each, a “Proceeding”) shall be commenced in either (i) the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”) or in the District Court of Tel Aviv-Jaffa, Israel (the “Israeli Court”).  Each party hereby irrevocably submits to the jurisdiction of the New York Courts and the Israeli Court for the adjudication of all Proceedings, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court or Israeli Court, or that any such New York Court or Israeli Court is an inconvenient or improper forum for such Proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address set forth on the signature page hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Proceeding. If there shall be commenced a Proceeding, then the prevailing party in such Proceeding shall be reimbursed by the adverse party or parties for its reasonable attorneys fees and other expenses incurred in connection therewith.

Section 12.          Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

Section 13.          Survival The representations and warranties made in this Agreement shall survive the date of execution of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SELLER

________________________________________
Ofer Adler

Address:

Facsimile:

PURCHASER

________________________________________

By:_____________________________________
Name:
Title:

Address:

Facsimile:
Attn:

Number of Shares being purchased:_____________

INCREDIMAIL LTD. (FOR THE PURPOSE
OF SECTIONS 4, 6, 9(b), 10, 11 and 12 ONLY)

By:_____________________________________
Name: Josef Mandelbaum
Title: Chief Executive Officer

By:_____________________________________
Name: Yacov Kaufman
Title: Chief Financial Officer

Attn: Chief Executive Officer